                                                                    EXHIBIT 10.1

                                 FIFTH AMENDMENT

                                       TO

                    AMENDED AND RESTATED FINANCING AGREEMENT


                  Fifth Amendment, dated as of March 21, 2000 to the Amended and Restated Financing Agreement, dated as of June 18, 1998, as amended through the date hereof (the "Financing Agreement"), by and among McNaughton Apparel Group Inc., a Delaware corporation, formerly known as Norton McNaughton, Inc. (the "Company"), Norton McNaughton of Squire, Inc., a New York corporation ("Squire"), Miss Erika, Inc., a Delaware corporation ("Miss Erika"), Jeri-Jo Knitwear, Inc., a Delaware corporation formerly known as JJ Acquisition Corp. ("Jeri-Jo" and together with Squire and Miss Erika, each a "Borrower" and collectively, the "Borrowers"), the lenders party thereto (each a "Lender" and collectively the "Lenders"), Banc of America Commercial Corporation, as successor by merger to NationsBanc Commercial Corporation, as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), The CIT Group/Commercial Services, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Fleet Bank NA, as documentation agent for the Lenders (in such capacity, the "Documentation Agent" and together with the Collateral Agent and the Administrative Agent, each an "Agent" and collectively, the "Agents").

                  The Company, the Borrowers, the Lenders and the Agents desire to amend certain terms and conditions in the Financing Agreement as hereafter set forth. Accordingly, the Company, the Borrowers, the Agents and the Lenders hereby agree as follows:

                  1. Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

                  2. New Definition. The following definition of the new term "Jeri-Jo Earn Out L/C" is hereby added to Section 1.01 of the Financing Agreement to read as follows:

                  "'Jeri-Jo Earn Out L/C' means the Letter of Credit in the
            stated amount of $30,000,000 issued by the L/C Issuer in connection with the Jeri-Jo Earn Out Payment."

                  3. L/C Subfacility. The definition of the term "L/C Subfacility" in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                  "'L/C Subfacility' means that portion of the Total Commitment equal to (i) prior to the time that the Jeri-Jo Earn Out L/C is no longer outstanding, whether as a result of a drawing and/or a cancellation of such Letter of Credit, $160,000,000 and (ii) on and after the time that the Jeri-Jo Earn Out L/C is no longer outstanding, whether as a result of a drawing and/or a cancellation such

            Letter of Credit, $130,000,000, or, in each case, such other amount as shall be agreed to in writing by the Agents, the Lenders and the Borrowers."

                  4. Overadvance Amount. The definition of the term "Overadvance Amount" in Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:

                  "'Overadvance Amount' means (i) for the Borrowers on a
            combined basis, for each Fiscal Month, the amount (A) at anytime during such Fiscal Month (other than the last day of such Fiscal Month) and (B) on the last day of such Fiscal Month, in each case as set forth on Schedule 1.01E attached hereto, corresponding to each such Fiscal Month, which amounts shall be allocated among the Borrowers by the Administrative Agent pursuant to the terms of
            Section 2.01(b) hereof and (ii) for each Borrower on an individual basis, the portion of the relevant amount set forth in clause (i) above allocated by the Administrative Agent to such Borrower pursuant to Section 2.01(b) hereof as such amounts may be reduced as provided in Section 2.07(g) hereof."

                  5. Pricing Grid. The definition of the term "Pricing Grid" in
Section 1.01 of the Financing Agreement is hereby amended in its entirety to read as follows:


                  "'Pricing Grid' means the pricing grid attached hereto as
            Exhibit 1.01D-1".

                  6. Revolving Credit Loans. Section 2.01(b) of the Financing Agreement is hereby amended by deleting clause (i)(C) thereof and substituting in lieu thereof the following:

                  "(c) for each Fiscal Month, the maximum amount of Revolving
            Credit Loans corresponding to each such Fiscal Month as set forth on
            Schedule 1.01E attached hereto."

                  7. Settlement Period. The first sentence of Section 2.05(b)(i) of the Financing Agreement is hereby amended in its entirety to read as follows:

                  "With respect to each Eurodollar Loan, on the first and the last day of each Interest Period and, with respect to all periods for which the Administrative Agent, on behalf of the Lenders, has funded Loans pursuant to subsection 2.05(a), on the first Business Day after the last day of each week, or such shorter period as the Administrative Agent may from time to time select (any such period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period."

                  8. Prepayment of Loans. The first sentence of Section 2.07(c) of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "If at any time (i) the Borrowing Base of the
                  Borrowers calculated on a combined basis is less than the sum of the outstanding principal on all Loans outstanding plus the outstanding amount of all Letter of Credit Obligations, (ii) the Borrowing Base of Squire on an individual basis is less than the sum of the outstanding principal on all A Revolving Credit Loans plus the outstanding amount of all A Letter of Credit Obligations, (iii) the Borrowing Base of Miss Erika on an individual basis is less than the sum of the outstanding principal on all B Revolving Credit Loans plus the outstanding amount of all B Letter of Credit Obligations, or (iv) the Borrowing Base of Jeri-Jo on an individual basis is less than the sum of the outstanding principal on all C Revolving Credit Loans plus the outstanding amount of all C Letter of Credit Obligations, Squire, Miss Erika or Jeri-Jo, as appropriate, will (A) immediately give notice of such occurrence to the Administrative Agent and (B) prepay the appropriate Loans in an amount which will reduce the sum of the outstanding principal on all such Loans, the A Revolving Credit Loans, the B Revolving Credit Loans, or the C Revolving Credit Loans, as the case may be, to an amount less than or equal to the then current Borrowing Base of the Borrowers on a combined basis or the Borrowing Base of Squire, Miss Erika or Jeri-Jo, on an individual basis, as the case may be, less the outstanding amount of all Letter of Credit Obligations, the outstanding amount of all A Letter of Credit Obligations, the outstanding amount of all B Letter of Credit Obligations, or the outstanding amount of all C Letter of Credit Obligations, as the case may be."

                  9. Letters of Credit. The third sentence of Section 3.01(b) of the Financing Agreement is hereby amended in its entirety to read as follows:

                        "Not more than $45 million (or $15 million on and after
                  the time that the Jeri-Jo Earn Out L/C is no longer outstanding, whether as a result of a drawing and/or a cancellation of such Letter of Credit) of such Letter of Credit Obligations shall be Letter of Credit Obligations with respect to standby Letters of Credit and not more than $130 million of such Letter of Credit Obligations shall be Letter of Credit Obligations with respect to documentary Letters of Credit (including $45 million of such Letters of Credit available to Jeri-Jo under its Borrowing Base, subject to all of the terms of this Agreement)."

                  10. Norty's Inc. Section 7.02(d)(i) of the Financing Agreement is hereby amended in its entirety to read as follows:

                           "(i) Merge or consolidate with any Person, or permit
                  any of their Subsidiaries to merge or consolidate with, any Person; provided, however, that (A) Norty's Inc. may merge into Squire as long as Squire is the surviving entity in such merger and (B) any Loan Party (other than the Borrowers) including any Subsidiary of a Loan Party formed or acquired after the Effective Date, may be merged into a Guarantor (other than the Borrowers) or another such Subsidiary, or may consolidate with another such Subsidiary, so long as (x) the Company gives the Administrative Agent at least 60 days' prior written notice of such merger or consolidation and (y) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transactions."

                  11. Capital Expenditures. Section 7.02(h) of the Financing Agreement is hereby amended in its entirety to read as follows:

                        "(h) Capital Expenditures. Make or be committed to make,
                  or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or Capitalized Lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed $8,000,000 for the Fiscal Year ending November 4, 2000, and $5,000,000 for each Fiscal Year thereafter."

                  12. Share Repurchase. Section 7.02(i) of the Financing Agreement is hereby amended to delete the amount "$1,000,000" in clause (iii) thereof and substitute in lieu thereof "$5,000,000."

                  13. Financial Covenants. Section 7.02(p) of the Financing Agreement is hereby amended in its entirety to read as follows:

                        "(i) Net Worth. Permit Consolidated Net Worth of the
                  Company and its Consolidated Subsidiaries at the end of each Fiscal Quarter to be less than the amount set forth below opposite each such Fiscal Quarter end:

                        Fiscal Quarter End   Minimum Net Worth
                        ------------------   -----------------

                         February 5, 2000       $ 47,000,000

                         May 6, 2000            $ 55,000,000

                         August 5, 2000         $ 57,000,000

                         November 4, 2000       $130,000,000

                  provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the Consolidated Net Worth for the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon the amounts of such Consolidated Net Worth on or before the date that is 30 days after the date that the Lenders have received such financial projections, the Consolidated Net Worth at the end of each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be less than the amount set forth for the last Fiscal Quarter end set forth above.

                                    (ii) Leverage Ratio. Permit the ratio of
                  Consolidated Total Liabilities to Consolidated Net Worth of the Company and its Consolidated

                  Subsidiaries as of the end of each Fiscal Quarter to be greater than the amount set forth below opposite each such Fiscal Quarter end:

                                                        Maximum
                        Fiscal Quarter End           Leverage Ratio
                        ------------------           --------------

                        February 5, 2000                3.53 to 1

                        May 6, 2000                     3.45 to 1

                        August 5, 2000                  5.48 to 1

                        November 4, 2000                1.91 to 1

                  provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the ratio of Consolidated Total Liabilities to Consolidated Net Worth of the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon such ratio on or before the date that is 30 days after the date that the Lenders have received such projections, such ratio as of the end of each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be greater than the ratio set forth for the last Fiscal Quarter end set forth above.

                                    (iii) Working Capital. Permit Working
                  Capital at the end of each Fiscal Quarter to be less than the amount set forth below opposite each such Fiscal Quarter:

                                                          Minimum
                        Fiscal Quarter End            Working Capital
                        ------------------            ---------------

                        February 5, 2000                 $89,000,000

                        May 6, 2000                      $93,000,000

                        August 5, 2000                   $29,000,000

                        November 4, 2000                 $37,000,000

                  provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the minimum Working Capital as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon the amounts of such Working Capital on or before the date that is 30 days after the date that the Lenders have received such projections, the Working Capital at the end of each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be less than the amount set forth for the last Fiscal Quarter end set forth above.

                                    (iv) Fixed Charge Coverage Ratio. Permit the
                  ratio of Consolidated EBITDA of the Company and its Consolidated Subsidiaries to Consolidated Fixed Charges of the Company and its Consolidated Subsidiaries for each Fiscal Quarter to be less than the amount set forth below opposite each such Fiscal Quarter:

                                                       Minimum Fixed
                        Fiscal Quarter End         Charge Coverage Ratio
                        ------------------         ---------------------

                        February 5, 2000                 .87 to 1

                        May 6, 2000                     1.30 to 1

                        August 5, 2000                   .90 to 1

                        November 4, 2000                1.91 to 1

                  provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the ratio of Consolidated EBITDA of the Company and its Consolidated Subsidiaries to Consolidated Fixed Charges of the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon the amounts of such ratio on or before the date that is 30 days after the date that the Lenders have received such projections, such ratio for each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be less than the ratio set forth for the last Fiscal Quarter end set forth above.

                                    (v) Cash Flow Ratio. Permit the ratio of
                  Consolidated EBIT of the Company and its Consolidated Subsidiaries to Consolidated Net Interest Expense of the Company and its Consolidated Subsidiaries at the end of each Fiscal Quarter be less than the amount set forth below opposite each such Fiscal Quarter:

                                                              Minimum
                        Fiscal Quarter End              Cash Flow Ratio
                        ------------------              ---------------

                        February 5, 2000                     1.56 to 1

                        May 6, 2000                          3.76 to 1

                        August 5, 2000                       1.93 to 1

                        November 4, 2000                     2.73 to 1
                  provided that, upon receipt of the financial projections required to be delivered to the Lenders pursuant to Section 7.01(a)(vi) hereof for each Fiscal Year, the Company and the Agents shall negotiate in good faith to determine the ratio of Consolidated EBIT of the Company and its Consolidated Subsidiaries to Consolidated Net Interest Expense of the Company and its Consolidated Subsidiaries as of the end of each Fiscal Quarter covered by such financial projections and, in the event that the Company and the Required Lenders are unable to agree upon such ratio on or before the date that is 30 days after the date that the Lenders have received such projections, such ratio at the end of each Fiscal Quarter of the Fiscal Year covered by such financial projections shall not be less than the ratio set forth for the last Fiscal Quarter set forth above."

                  14. Schedules. Schedule 1.01D to the Financing Agreement is hereby amended in its entirety to read as set forth as Annex I to this Amendment. New Schedule 1.01E is hereby added to the Financing Agreement to read as set forth as Annex II to this Amendment.

                  15. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof provided that the following conditions have been satisfied in full (the "Amendment Effective Date").

                        (a) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement shall be true and correct in all material respects on and as of the Amendment Effective Date and the date hereof as though made on and as of each of such dates (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date or on the date hereof, or result from this Amendment becoming effective in accordance with its terms.

                        (b) The Agents shall have received counterparts of this Amendment which bear the signatures of the Company, the Borrowers and each of the Lenders.

                        (c) The Administrative Agent shall have received in immediately available funds, for the ratable benefit of the Lenders in accordance with their Pro Rata Shares, a non-refundable amendment fee equal to $250,000.

                        (d) All legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

                  16. Representations and Warranties. Each of the Company and the Borrowers represents and warrants to the Lenders as follows:

                        (a) The Company and each Borrower (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment, all other documents executed by it in connection with this Amendment, and to perform the Financing Agreement, as amended hereby.

                        (b) The execution, delivery and performance by each of the Company and the Borrowers of this Amendment and all other documents executed by each of them in connection with this Amendment and the performance by the Company and the Borrowers of the Financing Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under the Company's or any Borrower's organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting the Company or any Borrower or any of the Company's or such Borrower's properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien upon or with respect to the Company's or any Borrower's property.

                        (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by the Company or any of the Borrowers of this Amendment and all other documents executed by it in connection with this Amendment and the performance by the Company and the Borrowers of the Financing Agreement as amended hereby.

                        (d) This Amendment and the Financing Agreement, as amended hereby, and all other documents executed in connection with this Amendment constitute the legal, valid and binding obligations of the Company and the Borrowers party thereto, enforceable against such Persons in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.

                        (e) The representations and warranties contained in
Article VI of the Financing Agreement are true and correct on and as of the Amendment Effective Date and as of the date hereof as though made on and as of the Amendment Effective Date and the date hereof (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Amendment Effective Date or on the date hereof after giving effect to this Amendment.

                        (f) Immediately prior to the merger by Norty's Inc. into Squire, Norty's Inc. conducts no business and does not have any assets or liabilities except for a net operating loss.

                  17. Continued Effectiveness of Financing Agreement. Each of the Company and the Borrowers hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date of this Amendment all references in any such Loan Document to "the Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the

Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a Lien on any collateral as security for the Obligations of the Company and the Borrowers from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.

                  18.      Miscellaneous.

                        (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                        (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                        (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                        (d) The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MCNAUGHTON APPAREL GROUP INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        NORTON MCNAUGHTON OF SQUIRE, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        MISS ERIKA, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        JERI-JO KNITWEAR, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        AGENTS AND LENDERS

                                        THE CIT GROUP/COMMERCIAL SERVICES,
                                         INC., as Administrative Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        BANC OF AMERICA COMMERCIAL
                                         CORPORATION, as Collateral Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLEET BANK NA, as Documentation Agent


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        FLEET BUSINESS CREDIT CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        ISRAEL DISCOUNT BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        SUNROCK CAPITAL CORP.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        HELLER FINANCIAL, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

ACKNOWLEDGED AND AGREED:

NORTY'S INC.



By:
   -----------------------------
Title:

MCNAUGHTON APPAREL HOLDINGS INC.



By:
   -----------------------------
Title:

                                                                         ANNEX I



                                                 SCHEDULE 1.01D-1

                                                   Pricing Grid

-------------------- ------------------- ------------------- ------------------- -------------------  --------------------
                      If the ratio        If the ratio        If the ratio        If the ratio         If the ratio
                      of Consolidated     Consolidated of     Consolidated        of Consolidated      of Consolidated
                      Funded Debt         Funded Debt         Funded Debt         Funded Debt          Funded Debt to
                      to EBITDA is        to EBITDA is        to EBITDA is        to EBITDA is         EBITDA is
                      greater than        greater than        greater than or     greater than          less than 2.75
                      or equal to 4.50    or equal to 4.00    equal to 3.25       2.75 and less
                                          and less than 4.50  and less than 4.00  than 3.25
-------------------- ------------------- ------------------- ------------------- ------------------- --------------------

Applicable Base      (-, minus)          (-, minus)          (-, minus)          (-, minus)          (-, minus)
Rate Margin          25 basis points     50 basis points     75 basis points     100 basis points    125 basis points
-------------------- ------------------- ------------------- ------------------- ------------------- --------------------

Applicable           275 basis points    250 basis points    225 basis points    200 basis points    175 basis points
Eurodollar Rate
Margin
-------------------- ------------------- ------------------- ------------------- ------------------- --------------------

Applicable L/C             1.00%               .875%                .75%               .625%                .50%
Percentage
-------------------- ------------------- ------------------- ------------------- ------------------- --------------------


Commencing on the Pricing Grid Effective Date, changes in the Applicable Base Rate Margin, the Applicable Eurodollar Rate Margin or the Applicable L/C Percentage resulting from changes in the ratio of Consolidated Funded Debt to EBITDA shall become effective on the first day of the month following the date of delivery to the Agents of the financial statements pursuant to Sections 7.01(a)(i) of this Agreement and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time period specified in Sections 7.01(a)(i), then, until such financial statements are delivered, the ratio of Consolidated Funded Debt to EBITDA as at the end of the Fiscal Quarter that would have been covered thereby shall for the purposes hereof be deemed to be = or > 4.50. Each determination of the ratio of Consolidated Funded Debt to EBITDA pursuant to this paragraph shall be made with respect to the period of four consecutive Fiscal Quarters ending at the end of the period covered by the relevant financial statements.

                                                                        ANNEX II

                                 SCHEDULE 1.01E

              Maximum Revolving Credit Loans and Overadvance Amount


                                                                       Overadvance                 Overadvance
                                              Maximum                   Amount on              Amount During Fiscal
                                             Revolving                 Last Day of                Month (Other
                                           Credit Loans                Fiscal Month               than Last Day)
                                           --------------              ------------              ---------------
March 2000                                  $  60,000,000                  -0-                       $ 5,000,000

April 2000                                  $  60,000,000                  -0-                       $ 5,000,000

May 2000                                    $  60,000,000                $ 5,000,000                 $ 5,000,000

June 2000                                   $  60,000,000                $ 5,000,000                 $10,000,000

July 2000                                   $  60,000,000                $ 5,000,000                 $10,000,000

August 2000                                 $  80,000,000                $25,000,000                 $25,000,000

September 2000                              $  80,000,000                $25,000,000                 $30,000,000

October 2000                                $  80,000,000                $20,000,000                 $25,000,000

November 2000                               $  75,000,000                $15,000,000                 $20,000,000

December 2000                               $  75,000,000                $20,000,000                 $25,000,000

January 2001                                $  75,000,000                $20,000,000                 $25,000,000

February 2001                               $  90,000,000                $15,000,000                 $25,000,000

March 2001                                  $ 100,000,000                $15,000,000                 $25,000,000

April 2001                                  $ 100,000,000                $15,000,000                 $20,000,000

May 2001                                    $  90,000,000                   -0-                      $15,000,000

June 2001                                   $  70,000,000                   -0-                      $ 5,000,000




Any extension of the Termination Anniversary Date to a date after June 18, 2001 will be conditioned upon the Lenders and the Borrowers agreeing upon the Maximum Revolving Credit Loans and Overadvance Amounts for periods subsequent to such date.